Exhibit 5.1

                               Balch & Bingham LLP
                             1901 Sixth Avenue North
                                   Suite 2600
                              Birmingham, AL 35203
                                 (205) 226-8759

                                  July 1, 2005

Alabama Power Company
600 North 18th Street
Birmingham, AL 35291

                     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to Alabama Power Company (the "Company") in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on July 1, 2005 under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of (1) First Mortgage Bonds (the "new Bonds") to be issued by the Company, (2) Class A Preferred Stock (the "new Stock") to be issued by the Company, (3) Depositary Preference Shares ("Depositary Shares") to be issued by the Company, (4) Preference Stock (the "Preference Stock") to be issued by the Company, (5) Senior Notes (the "Senior Notes") to be issued by the Company, (6) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by the Company, (7) Trust Preferred Securities to be issued by Alabama Power Capital Trust VI, Alabama Power Capital Trust VII and Alabama Power Capital Trust VIII and (8) the Company's Guarantees (as defined in the Registration Statement) with respect to such Trust Preferred Securities. The new Bonds will be issued pursuant to an Indenture dated as of January 1, 1942, as supplemented, between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan
Bank) (the "First Mortgage Bond Indenture"), the Senior Notes will be issued pursuant to a Senior Note Indenture dated as of January 1, 1997, as supplemented, between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank) (the "Senior Note Indenture"), the Junior Subordinated Notes will be issued pursuant to a Subordinated Note Indenture dated as of December 1, 1997, as supplemented, between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank) (the "Subordinated
Note Indenture") and the Guarantees will be issued pursuant to separate guarantee agreements each between the Company and the trustee named therein (the "Guarantee Agreements"), in each case in the respective forms filed as exhibits to the Registration Statement.

         We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or "blue sky" laws of various jurisdictions and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the new Bonds, the new Stock, the Preference Stock, the Depositary Shares, the Senior Notes, the Junior Subordinated Notes and the Guarantees have been issued and sold upon the terms specified in the orders of the Alabama Public Service Commission:

(1) When the First Mortgage Bond Indenture and any supplemental indenture to be entered into in connection with the issuance of the new Bonds have been duly executed and delivered by the proper officers of the Company and the trustee named therein, and when the new Bonds have been executed, authenticated and delivered in accordance with the terms of the First Mortgage Bond Indenture, the new Bonds will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting creditors' rights generally from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity; the holders and owners thereof will be entitled to all the rights and security afforded by the First Mortgage Bond Indenture and the new Bonds will rank equally as to security with the bonds of other series presently outstanding under the First Mortgage Bond Indenture, which is, in our opinion, a direct first lien on substantially all the Company's fixed property and franchises, used or useful in its public utility business, subject only to excepted encumbrances as defined in the First Mortgage Bond Indenture.

(2) Upon the filing in the Office of the Secretary of State of Alabama of an appropriate certificate of the resolutions of the Board of Directors authorizing the issuance of shares of a series of new Stock and establishing the rights and preferences of such series of new Stock, and when certificates for such new Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors and the By-Laws of the Company, such shares of new Stock will be legally issued, fully paid and non-assessable shares of the Company and the holders and owners thereof will be entitled to all the rights and preferences to be set forth in the charter of the Company, as amended.

(3) Upon the adoption by the shareholders of an amendment to the charter of the Company establishing the Preference Stock, the filing of such amendment in the Office of the Secretary of State of the State of Alabama and the filing in the Office of the Secretary of State of Alabama of an appropriate certificate of the resolutions of the Board of Directors authorizing the issuance of shares of a series of Preference Stock and establishing the rights and preferences of such series of Preference Stock, and when certificates for such Preference Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors and the By-Laws of the Company, such shares of Preference Stock will be legally issued, fully paid and non-assessable shares of the Company and the holders and owners thereof will be entitled to all the rights and preferences to be set forth in the charter of the Company, as amended.

(4) Upon due authorization, execution and delivery of the Deposit Agreement pursuant to which Depositary Receipts evidencing the Depositary Shares are to be issued, upon the delivery to the Depositary of duly authorized and validly issued Preference Stock which is represented by the Depositary Shares and upon the Depositary Receipts evidencing the Depositary Shares being duly issued against deposit of the Preference Stock in accordance with the Deposit Agreement, the Depositary Shares will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the Depositary Receipts will be legally issued and will entitle the holders to the rights in respect of the Depositary Shares and Preference Stock represented thereby specified in such Depositary Receipts and the Deposit Agreement.

(5) When the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes, the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes or the Guarantee Agreements, as applicable, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes, as the case may be, have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture and the Subordinated Note Indenture, as applicable, the Senior Notes, the Junior Subordinated Notes and the Guarantees will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting creditors' rights generally from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity.

         In rendering the opinions expressed in paragraph 5 above, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.

         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We are members of the State Bar of Alabama and we do not express any opinion herein concerning any law other than the law of the State of Alabama and the federal law of the United States and, to the extent set forth herein, the law of the State of New York.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus that is included in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder. Without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

                                                          Very truly yours,

                                                      /s/Balch & Bingham LLP

                              Dewey Ballantine LLP
                               New York, New York




                                  July 1, 2005

Balch & Bingham LLP
1901 Sixth Avenue North
Birmingham, Alabama  35203

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of (1) First Mortgage Bonds to be issued by the Company, (2) Class A Preferred Stock to be issued by the Company, (3) Depositary Preference Shares to be issued by the Company, (4) Preference Stock to be issued by the Company, (5) Senior Notes (the "Senior Notes") to be issued by the Company, (6) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by the Company, (7) Trust Preferred Securities to be issued by Alabama Power Capital Trust VI, Alabama Power Capital Trust VII and Alabama Power Capital Trust VIII and (8) the Company's Guarantees (as defined in the Registration Statement) with respect to such Trust Preferred Securities. The Senior Notes will be issued pursuant to a senior note indenture, dated as of December 1, 1997, as supplemented, between the Company and the trustee named therein (the "Senior Note Indenture"), the Junior Subordinated Notes will be issued pursuant to a subordinated note indenture, dated as of January 1, 1997, as supplemented, between the Company and the trustee named therein (the "Subordinated Note Indenture") and the Guarantees will be issued pursuant to separate guarantee agreements, each between the Company and the trustee named therein (the "Guarantee Agreements"), in each case in the respective forms filed as exhibits to the Registration Statement.

         We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or "blue sky" laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Senior Notes, the Junior Subordinated Notes and the Guarantees have been issued and sold upon the terms specified in the orders of the Alabama Public Service Commission, when the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes, the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes or the Guarantee Agreements, as applicable, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes and the Junior Subordinated Notes, as the case may be, have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture, and the Subordinated Note Indenture, as applicable, the Senior Notes, the Junior Subordinated Notes and the Guarantees will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity.

         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

         This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

                                                     Very truly yours,

                                                     /s/DEWEY BALLANTINE LLP